State of North Carolina

Secretary of State

ARTICLES OF AMENDMENT

OF

NEWBRIDGE BANCORP

Pursuant to §55-10-06 of the General Statutes of North Carolina, the undersigned corporation hereby submits the following Articles of Amendment for the purpose of amending its Articles of Incorporation.

1.          The name of the corporation is: NEWBRIDGE BANCORP.

2.          The text of each amendment adopted is as follows (State below or attach):

The attached certificate of designation of the preferences, limitations, and relative rights of the Company’s Series B Mandatorily Convertible Adjustable Rate Cumulative Perpetual Preferred Stock and Series C Mandatorily Convertible Adjustable Rate Cumulative Perpetual Preferred Stock was approved by the Corporation’s Board of Directors as provided in N.C. Gen. Stat. Section 55-6-02(b). Shareholder approval is not required under Section 55-6-02(b).

3.          If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment, if not contained in the amendment itself, are as follows:

Not applicable.

4.          The date of adoption of each amendment was as follows: ___________, 2012.

5.          The amendment was approved by the Board of Directors of the Corporation, as provided for pursuant to §55-10-02 of the General Statutes of North Carolina.

6.          These articles will be effective upon filing, unless a delayed time and date is specified.

This the ___ day of _______________, 2012.

NEWBRIDGE BANCORP

Pressley A. Ridgill
President and Chief Executive Officer

CERTIFICATE OF DESIGNATION

Section 1.          Designation of Series and Number of Shares.

(a)          Two additional series of preferred stock are hereby created out of the authorized and unissued shares of preferred stock.

(b)          One such series of preferred stock shall be designated “Series B Mandatorily Convertible Adjustable Rate Cumulative Perpetual Preferred Stock” (the “Series B Preferred Stock”), and the authorized number of shares that shall constitute such series shall be 1,000,000 shares, which may be decreased (but not below the number of shares of Series B Preferred Stock then issued and outstanding) from time to time by the Board of Directors in compliance with the NCBA. Shares of outstanding Series B Preferred Stock that are converted, purchased or otherwise acquired by the Corporation shall revert to authorized but unissued shares of Preferred Stock of the Corporation, undesignated as to series.

(c)          The other additional series of preferred stock shall be designated “Series C Mandatorily Convertible Adjustable Rate Cumulative Perpetual Preferred Stock” (the “Series C Preferred Stock”), and the authorized number of shares that shall constitute such series shall be 500,000 shares, which may be decreased (but not below the number of shares of Series C Preferred Stock then issued and outstanding) from time to time by the Board of Directors in compliance with the NCBA. Shares of outstanding Series C Preferred Stock that are converted, purchased or otherwise acquired by the Corporation shall revert to authorized but unissued shares of Preferred Stock of the Corporation, undesignated as to series.

Section 2.          Ranking. The Series B Preferred Stock and Series C Preferred Stock will each rank, with respect to the payment of dividends and distributions and upon liquidation, dissolution or winding-up, (1) on a parity with the Corporation’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, issued on December 12, 2008 (“TARP Preferred Stock”), and each class or series of capital stock the Corporation may issue in the future the terms of which expressly provide that such class or series will rank on a parity with the Series B Preferred Stock and the Series C Preferred Stock as to the payment of dividends and distributions upon liquidation, dissolution or winding up of the Corporation (collectively, and inclusive of the TARP Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock when the context in which such term is used requires, the “Parity Securities”), and (2) senior to Common Stock, each class of Common Stock and each other class or series of capital stock, not referred to in clause (1) above, that the Corporation may issue in the future the terms of which do not expressly provide that it ranks on a parity with or senior to the Series B Preferred Stock and the Series C Preferred Stock as to the payment of dividends and distributions upon liquidation, dissolution or winding-up of the Corporation (the “Junior Securities”).

Section 3.          Definitions. As used herein with respect to the Series B Preferred Stock and the Series C Preferred Stock:

(a)          “Additional Stock” has the meaning set forth in Section 10(a)(viii)(F).

(b)          “Articles of Incorporation” shall mean the articles of incorporation of the Corporation, as they may be amended from time to time.

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(c)          “BHC Act” means the federal Bank Holding Company Act of 1956, as amended, and the Federal Reserve regulations thereunder.

(d)          “BHC Affiliates” means, with respect to an Person, its Affiliates and all of its “affiliates” as defined in the BHC Act or Regulation Y of the Federal Reserve.

(e)          “Board of Directors” means the board of directors of the Corporation or any committee thereof duly authorized to act on behalf of such board of directors.

(f)          “Business Day” means any day that is not Saturday or Sunday and that, in North Carolina, is not a day on which banking institutions generally are authorized or obligated by law or executive order to be closed.

(g)          “Bylaws” mean the Bylaws of the Corporation, as they may be amended from time to time.

(h)          “Certificate of Designation” means this Certificate of Designation relating to the Series B Preferred Stock and the Series C Preferred Stock, as it may be amended from time to time.

(i)          “Class A Common Stock” means that class of Common Stock of the Corporation to be authorized, if at all, pursuant to the Shareholder Approvals.

(j)          “Class B Common Stock” means that class of Common Stock of the Corporation to be authorized, if at all, pursuant to the Shareholder Approvals.

(k)          “Closing Price” of the Common Stock on any determination date means the closing sale price on such date or, if no closing sale price is reported, the last reported sale price of the shares of the Common Stock on the NASDAQ Stock Market. If the Common Stock is not traded on the NASDAQ Stock Market on any determination date, the Closing Price of the Common Stock on such determination date means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on such exchange, or if the Common Stock is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock in the over-the-counter market as reported by the OTC Bulletin Board, the OTC Markets Group, Inc. or a similar organization, or, if that bid price is not available, the market price of the Common Stock on that date as determined by an independent investment banking firm retained by the Corporation for this purpose, subject to ultimate joint approval by the Board of Directors and the Holders. For the purposes of this Certificate of Designation, all references herein to the closing sale price and the last reported sale price of the Common Stock (or other property) on the NASDAQ Stock Market shall be the closing sale price and last reported sale price as reflected on the website of the NASDAQ Stock Market (www.nasdaq.com) and as reported by Bloomberg Professional Service; provided that, in the event that there is a discrepancy between the closing price and the last reported sale price as reflected on the website of the NASDAQ Stock Market and as reported by Bloomberg Professional Service, the closing sale price and the last reported sale price on the website of the NASDAQ Stock Market shall govern.

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(l)          “Common Stock” means the common stock of the Corporation.

(m)          “Common Stock Articles of Amendment” means Articles of Amendment to the Articles of Incorporation to be approved and filed with the North Carolina Secretary of State, if at all, pursuant to, and to effect the matters approved by, the Shareholder Approvals.

(n)          “Common Stock Equivalents” means securities representing rights convertible into or exchangeable for, or entitling the holder thereof to purchase or receive directly or indirectly, shares of Common Stock.

(o)          “Conversion Agent” shall mean the Transfer Agent (which may be the Corporation) acting in its capacity as conversion agent for the Series B Preferred Stock and the Series C Preferred Stock, and its successors and assigns.

(p)          “Conversion Price” means $4.40 (subject to adjustment from time to time in a manner consistent with the provisions of Section 10).

(q)          “Conversion Rate” means that number of shares of Class A Common Stock (and cash in lieu of fractional shares of Class A Common Stock) into which each share of Series B Preferred Stock and that number of shares of Class B Common Stock (and cash in lieu of fractional shares of Class B Common Stock) into which each share of Series C Preferred Stock shall be convertible following the filing of the Common Stock Articles of Amendment that is determined by dividing the Liquidation Preference by the Conversion Price, subject to adjustment as set forth herein.

(r)          “Corporation” means NewBridge Bancorp, a North Carolina corporation.

(s)          “Current Market Price” means, on any date, the average of the daily Closing Prices per share of the Common Stock or other securities on each of the five (5) consecutive Trading Days preceding the earlier of the day before the date in question and the day before the Ex-Date with respect to the issuance or distribution requiring such computation.

(t)          “Depositary” means DTC and its successors and assigns, including any successor depositary appointed by the Corporation.

(u)          “Distributed Property” has the meaning set forth in Section 10(a)(iv).

(v)         “Dividend Payment Date” has the meaning set forth in Section 4(b).

(w)          “Dividend Period” has the meaning set forth in Section 4(b).

(x)          “DTC” means The Depository Trust Company.

(y)          “Excess Voting Shares” has the meaning set forth in Section 15(a).

(z)          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(aa)         “Exchange Property” shall have the meaning set forth in Section 12.

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(bb)         “Ex-Date,” when used with respect to any issuance or distribution, means the first date on which the Common Stock or other securities trade without the right to receive an issuance or distribution.

(cc)         “Federal Reserve” means the Board of Governors of the Federal Reserve System.

(dd)         “Filing Date” has the meaning set forth in Section 10(a)(viii).

(ee)         “First Dilutive Issuance” has the meaning set forth in Section 10(a)(viii).

(ff)         “Holder” means the Person in whose name the shares of the Series B Preferred Stock or Series C Preferred Stock are registered and who therefore may be treated by the Corporation, Transfer Agent, Registrar, paying agent and Conversion Agent as the absolute owner of such shares of Series B Preferred Stock or Series C Preferred Stock for the purpose of making payment and settling the related conversions and for all other purposes.

(gg)         “Issue Date” means the date on which shares of the Series B Preferred Stock and the Series C Preferred Stock are first issued.

(hh)         “Junior Securities” has the meaning set forth in Section 2.

(ii)         “Liquidation Preference” means, as to the Series B Preferred Stock, $100.00 per share, and as to the Series C Preferred Stock, $100.00 per share, in each case, as adjusted for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Series B Preferred Stock or Series C Preferred Stock, as applicable.

(jj)         “Mandatory Conversion Date” means, with respect to the shares of Series B Preferred Stock or Series C Preferred Stock of any Holder, the Business Day after the date on which the Common Stock Articles of Amendment are accepted for filing by the North Carolina Secretary of State (or if a Reorganization Event has theretofore been consummated, the date of consummation of such Reorganization Event); provided, however, that if a Mandatory Conversion Date would otherwise occur on or after an Ex-Date for an issuance or distribution that results in an adjustment of the Conversion Rate pursuant to Section 10 and on or before the Record Date for such issuance or distribution, such Mandatory Conversion Date shall instead occur on the first calendar day after the Record Date for such issuance or distribution.

(kk)         “NASDAQ Stock Market” means the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, or any successor thereto.

(ll)         “NCBA” means the North Carolina Business Corporation Act, as amended from time to time, and any successor statutes thereto.

(mm)         “Parity Securities” has the meaning set forth in Section 2.

(nn)         “Permitted Transfer” means a transfer by any Holder: (i) in a widespread public distribution; (ii) in which no transferee (or group of associated transferees) would receive two percent (2%) or more of any class of Voting Securities of the Corporation; or (iii) to a transferee that would control more than fifty percent (50%) of the Voting Securities of the Corporation without any transfer from the Holder.

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(oo)         “Person” means any legal person, including an individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

(pp)         “Record Date” has the meaning set forth in Section 4(b).

(qq)         “Registrar” shall mean the Transfer Agent acting in its capacity as registrar for the Series B Preferred Stock and the Series C Preferred Stock, and its successors and assigns or any other registrar duly appointed by the Corporation.

(rr)         “Reorganization Event” has the meaning set forth in Section 12.

(ss)         “Series A Certificate” means the Certificate of Designations of Preferences, Limitations and Relative Rights of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, filed by the Corporation with the North Carolina Secretary of State to establish the TARP Preferred Stock.

(tt)         “Share Dilution Amount” has the meaning set forth in Section 4(h).

(uu)         “Shareholder Approvals” means receipt of the shareholder votes necessary to approve (i) the conversion of the Series B Preferred Stock into Class A Common Stock, and the Series C Preferred Stock into Class B Common Stock, each for purposes of Rule 5635 of the NASDAQ Stock Market Rules and (ii) amendments to the Articles of Incorporation to (x) authorize the Board of Directors to divide the Corporation’s Common Stock into two classes, Class A Common Stock (voting) and Class B Common Stock (non-voting), (y) cause the conversion of outstanding shares of Common Stock into Class A Common Stock and (z) increase the number of authorized shares of the Corporation’s Common Stock and preferred stock.

(vv)         “Subsequent Dilutive Issuance” has the meaning set forth in Section 10(a)(viii).

(ww)         “TARP Dividend Payment Date” has the meaning set forth in Section 4(h).

(xx)        “TARP Dividend Period” means the “Dividend Period” established in the Series A Certificate.

(yy)         “TARP Preferred Stock” has the meaning set forth in Section 2.

(zz)         “Total Conversion Limit” has the meaning set forth in Section 15(b).

(aaa)        “Trading Day” means a day on which the shares of Common Stock:

(i)          are not suspended at the close of business from trading on any national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock; and

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(ii)         have traded at least once on such exchange, association or over-the-counter market.

(bbb)        “Transfer Agent” means Computershare Trust Company, N.A., acting as transfer agent, registrar, paying agent and Conversion Agent for the Series B Preferred Stock and the Series C Preferred Stock, and its successors and assigns, including any successor transfer agent appointed by the Corporation.

(ccc)        “Voting Conversion Limit” has the meaning set forth in Section 15(a).

(ddd)        “Voting Ownership Interest” means, with respect to any particular date and with respect to any Holder, the percentage of any class of Voting Securities of the Corporation deemed to be owned or controlled by the Holder (when aggregated with its BHC Affiliates) for purposes of, and in accordance with, the BHC Act and its implementing regulations and guidance.

(eee)        “Voting Securities” has the meaning set forth in the BHC Act and any rules and regulations promulgated thereunder.

Section 4.          Dividends.

(a)          Subject to Section 15, from and after the Issue Date, Holders shall be entitled to receive, when, as and if authorized and declared by the Board of Directors, out of legally available funds, on a cumulative basis, cash dividends on the outstanding shares of the Series B Preferred Stock and the Series C Preferred Stock in the amount determined as set forth in Section 4(c), and no more; provided, however, if the Mandatory Conversion Date occurs before the six (6) month anniversary of the Issue Date, then no dividends shall accrue or be payable.

(b)          Subject to Sections 4(a) and 15, dividends shall be payable in semi-annual installments commencing on the six (6) month anniversary of the Issue Date and continuing on each six (6) month anniversary thereafter (each, a “Dividend Payment Date”). Each dividend will be payable to Holders as they appear in the stock register of the Corporation at the close of business on the first day of the month, whether or not a Business Day, in which the relevant Dividend Payment Date occurs (each, a “Record Date”). Each period from and including a Dividend Payment Date (or the Issue Date) to but excluding the following Dividend Payment Date is herein referred to as a “Dividend Period.”

(c)          Subject to Section 4(a) and Section 15, dividends, if, when and as authorized and declared by the Board of Directors, will be payable, for each outstanding share of each of the Series B Preferred Stock and the Series C Preferred Stock, at the following respective rates during each of the following respective periods (each rate expressed as an annual rate on the applicable per share Liquidation Preference):

(i)          5.0% per annum for the Dividend Period beginning on the Issue Date;

(ii)         6.0% per annum for the Dividend Period beginning on the first Dividend Payment Date;

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(iii)        7.0% per annum for the Dividend Period beginning on the second Dividend Payment Date; and

(iv)        8.0% per annum for the dividends accruing during all Dividend Periods beginning on or after the third Dividend Payment Date.

Dividends payable for a Dividend Period will be computed on the basis of a 360-day year consisting of twelve (12) 30-day months. If a scheduled Dividend Payment Date falls on a day that is not a Business Day, the dividend will be paid on the next Business Day as if it were paid on the scheduled Dividend Payment Date, and no additional interest or other amount will accrue on the dividend so payable for such Dividend Period from and after that Dividend Payment Date to the date the dividend is paid. Except as provided in Section 4(d), no interest or sum of money in lieu of interest will be paid on any dividend payment on shares of Series B Preferred Stock and Series C Preferred Stock paid later than the scheduled Dividend Payment Date.

(d)          Dividends on the Series B Preferred Stock and the Series C Preferred Stock are cumulative and shall begin to accrue on the Issue Date except as otherwise provided in Section 4(a). With respect to each such Series, if the Board of Directors does not authorize and declare a dividend on such Series for a Dividend Period or if the Board of Directors authorizes and declares less than a full dividend in respect of any Dividend Period, such dividends will continue to accrue and cumulate from such scheduled Dividend Payment Date, shall compound on each subsequent Dividend Payment Date and shall be payable semi-annually in arrears on each subsequent Dividend Payment Date.

(e)          So long as any share of Series B Preferred Stock or Series C Preferred Stock remains outstanding, (1) no dividend shall be declared and paid or set aside for payment and no distribution shall be declared and made or set aside for payment on any Junior Securities (other than a dividend payable solely in shares of Junior Securities) and (2) no shares of Junior Securities shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than (x) as a result of a reclassification of Junior Securities for or into other Junior Securities or the exchange or conversion of one share of Junior Securities for or into another share of Junior Securities, (y) repurchases in support of the Corporation’s employee benefit and compensation programs and (z) through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Securities), unless, in each case, the full dividends for the most recent Dividend Payment Date (including any prior missed dividends) on all outstanding shares of Series B Preferred Stock, Series C Preferred Stock and Parity Securities have been paid or declared and a sum sufficient for the payment thereof has been set aside.

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Subject to Section 15, the succeeding sentence and, with respect to the TARP Preferred Stock, subject to Section 4(h), for so long as any share of Series B Preferred Stock or Series C Preferred Stock remains outstanding, (1) no dividends shall be declared or paid or set aside for payment and no distribution shall be declared or made and set aside for distribution on any Parity Securities for any period and (2) no shares of Parity Securities shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, unless, in each case, full dividends on all outstanding shares of Series B Preferred Stock and Series C Preferred Stock for the then-current Dividend Period (including any prior missed dividends) have been paid in full or declared and a sum sufficient for the payment thereof set aside for all outstanding shares of Series B Preferred Stock and Series C Preferred Stock. To the extent the Corporation declares dividends on the Series B Preferred Stock, Series C Preferred Stock and on any Parity Securities but does not make full payment of such declared dividends, and except as otherwise provided in Sections 4(h) and 15, the Corporation shall allocate the dividend payments on a pro rata basis among the Holders of the shares of Series B Preferred Stock, Series C Preferred Stock and the holders of any Parity Securities then outstanding. For purposes of calculating the pro rata allocation of partial dividend payments, the Corporation shall allocate those payments so that the respective amounts of those payments bear the same ratio to each other as all accrued and unpaid dividends per share on the Series B Preferred Stock or Series C Preferred Stock, as applicable, and all Parity Securities bear to each other.

The Corporation is not obligated to pay Holders of shares of the Series B Preferred Stock or the Series C Preferred Stock any dividend in excess of the dividends on the Series B Preferred Stock or the Series C Preferred Stock, as applicable, that are payable as described herein. Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on any Junior Securities from time to time out of any assets legally available therefor, and the shares of Series B Preferred Stock and Series C Preferred Stock shall not be entitled to participate in any such dividend, other than as expressly set forth in Section 15.

(f)          Payments of cash for dividends will be delivered to the Holder by check or, at any time that shares of Series B Preferred Stock or Series C Preferred Stock are held in book-entry form with DTC or any successor Depositary, through a book-entry transfer through the Depositary.

(g)          If the Mandatory Conversion Date occurs on or prior to the Record Date for any Dividend Period, the Holder will not have the right to receive any dividends for that Dividend Period. If the Mandatory Conversion Date is after the Record Date and prior to the Dividend Payment Date for any Dividend Period, such Holder on such Record Date shall receive that dividend on the Dividend Payment Date.

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(h)          Notwithstanding any other provision of this Section 4, so long as any share of TARP Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on the Common Stock or any other shares of Junior Securities (other than dividends payable solely in shares of Common Stock) or Parity Securities, subject to the immediately following paragraph in the case of Parity Securities, and no Common Stock, Junior Securities or Parity Securities shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Corporation or any of its subsidiaries unless all accrued and unpaid dividends for all past TARP Dividend Periods, including the latest completed TARP Dividend Period (including, if applicable, dividends on such amount) on all outstanding shares of TARP Preferred Stock have been or are contemporaneously declared and paid in full (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of TARP Preferred Stock on the applicable record date). The foregoing limitation shall not apply to (i) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Securities in connection with the administration of any employee benefit plan in the ordinary course of business (including purchases to offset the “Share Dilution Amount” (as defined below) pursuant to a publicly announced repurchase plan) and consistent with past practice, provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount; (ii) purchases or other acquisitions by a broker-dealer subsidiary of the Corporation solely for the purpose of market-making, stabilization or customer facilitation transactions in Junior Securities or Parity Securities in the ordinary course of its business; (iii) purchases by a broker-dealer subsidiary of the Corporation of capital stock of the Corporation for resale pursuant to an offering by the Corporation of such capital stock underwritten by such broker-dealer subsidiary; (iv) any dividends or distributions of rights of Junior Securities in connection with a shareholders’ rights plan or any redemption or repurchase of rights pursuant to any shareholders’ rights plan; (v) the acquisition by the Corporation or any of its subsidiaries of record ownership in Junior Securities or Parity Securities for the beneficial ownership of any other Persons (other than the Corporation or any of its subsidiaries), including as trustees or custodians; and (vi) the exchange or conversion of Junior Securities for or into other Junior Securities or of Parity Securities for or into other Parity Securities (with the same or lesser aggregate liquidation amount) or Junior Securities, in each case, solely to the extent required pursuant to binding contractual agreements entered into by the Corporation or one of its subsidiaries prior to December 12, 2008 or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock. “Share Dilution Amount” means the increase in the number of diluted shares outstanding (determined in accordance with generally accepted accounting principles in the United States, and as measured from the date of the Corporation’s consolidated financial statements most recently filed with the Securities and Exchange Commission prior to December 12, 2008) resulting from the grant, vesting or exercise of equity-based compensation to employees and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the holders of the TARP Preferred Stock on the applicable record date) on any dividend payment date established in the Series A Certificate (each, a “TARP Dividend Payment Date”) (or, in the case of Parity Securities having dividend payment dates different from the TARP Dividend Payment Dates, on a dividend payment date falling within a TARP Dividend Period related to such TARP Dividend Payment Date) in full upon TARP Preferred Stock and any shares of Parity Securities, all dividends declared on TARP Preferred Stock and all such Parity Securities and payable on such TARP Dividend Payment Date (or, in the case of Parity Securities having dividend payment dates different from the TARP Dividend Payment Dates, on a dividend payment date falling within the TARP Dividend Period related to such TARP Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as all accrued and unpaid dividends per share on the shares of TARP Preferred Stock (including, if applicable, dividends on such amount) and all Parity Securities payable on such TARP Dividend Payment Date (or, in the case of Parity Securities having dividend payment dates different from the TARP Dividend Payment Dates, on a dividend payment date falling within the TARP Dividend Period related to such TARP Dividend Payment Date) (subject to such dividends having been declared by the Board of Directors or a duly authorized committee of the Board of Directors out of legally available funds and including, in the case of Parity Securities that bear cumulative dividends, all accrued but unpaid dividends) bear to each other.

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This Section 4(h) shall cease to have any effect in the event that all of the shares of TARP Preferred Stock are redeemed, repurchased or otherwise acquired by the Corporation.

Section 5.          Liquidation.

(a)          In the event the Corporation voluntarily or involuntarily liquidates, dissolves or winds up, the Holders at the time shall be entitled to receive liquidating distributions in an amount equal to the greater of (i) the Liquidation Preference per share of each of Series B Preferred Stock and Series C Preferred Stock, plus with respect each share of each such Series held by such Holders, an amount equal to (A) any accrued and unpaid dividends (regardless of whether any dividends are actually declared) and (B) any authorized and declared but unpaid dividends thereon, to and including the date of such liquidation, dissolution, or winding up and (ii) the distribution to which such Holders would be entitled if the Series B Preferred Stock and Series C Preferred Stock were converted into Class A Common Stock and Class B Common Stock, respectively, immediately prior to such liquidation, dissolution or winding up, in each case out of assets legally available for distribution to the Corporation’s shareholders, before any distribution of assets is made to the holders of the Common Stock or any other Junior Securities. After payment of the full amount of such liquidating distributions, the Holders will not be entitled to any further participation in any distribution of assets by, and shall have no right or claim to any remaining assets of, the Corporation.

(b)          In the event the assets of the Corporation available for distribution to shareholders upon any liquidation, dissolution or winding-up of the affairs of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series B Preferred Stock and the Series C Preferred Stock, and the corresponding amounts payable on any Parity Securities, Holders and the holders of such Parity Securities shall share ratably in any distribution of assets of the Corporation in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

(c)          The Corporation’s merger with or into any other entity, the merger of any other entity with or into the Corporation, or the sale of all or substantially all of the Corporation’s property or business will not constitute its liquidation, dissolution or winding up.

Section 6.          Perpetual; No Maturity. Except as otherwise specifically permitted in Section 12, the Series B Preferred Stock and the Series C Preferred Stock each shall be perpetual and shall be without maturity subject only to mandatory conversion to Class A Common Stock or Class B Common Stock, as applicable, in accordance with this Certificate of Designation.

Section 7.          Non-Redeemable; No Sinking Fund. Neither the Series B Preferred Stock nor the Series C Preferred Stock shall be redeemable either at the Corporation’s option or at the option of Holders at any time. Neither the Series B Preferred Stock nor the Series C Preferred Stock shall be subject to any sinking fund or other obligation to redeem, repurchase or retire the Series B Preferred Stock or the Series C Preferred Stock, as applicable.

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Section 8.          Mandatory Conversion.

(a)          Effective as of the close of business on the Mandatory Conversion Date, all shares of Series B Preferred Stock shall, subject to the provisions of Section 15, automatically convert into shares of Class A Common Stock at the Conversion Rate.

(b)          Effective as of the close of business of the Mandatory Conversion Date, all shares of Series C Preferred Stock shall, subject to the provisions of Section 15, automatically convert into shares of Class B Common Stock at the Conversion Rate.

(c)          If the Mandatory Conversion Date is more than six (6) months after the Issue Date, on the Mandatory Conversion Date, the Corporation shall pay in cash to the Holders, any accrued and unpaid dividends on its shares of Series B Preferred Stock or Series C Preferred Stock, in each case regardless of whether any dividends are actually declared. To the extent that the Corporation is unable to pay such dividends in cash on the Mandatory Conversion Date as a result of any regulatory restriction or otherwise, the payment of such amount shall remain an obligation of the Corporation and payable to the Holders when permitted, in accordance with and subject to Section 4(g).

Section 9.          Conversion Procedures.

(a)          Effective immediately prior to the close of business on the Mandatory Conversion Date, dividends shall no longer be authorized and declared on any shares of Series B Preferred Stock or Series C Preferred Stock, other than as expressly set forth in Section 15, and, subject to Section 15, such shares of Series B Preferred Stock and Series C Preferred Stock shall automatically cease to be outstanding, subject to the right of Holders to receive any then authorized, declared and unpaid dividends on such shares and any other payments to which they are otherwise entitled pursuant to applicable provisions of this Certificate of Designation; provided, however, if the Mandatory Conversion Date occurs on or before the six (6) month anniversary of the Issue Date, then no dividends shall accrue or be payable.

(b)          No allowance or adjustment, except pursuant to Section 10, shall be made with respect to Holders of Series B Preferred Stock or the Class A Common Stock into which the shares of Series B Preferred Stock are converted, relating to dividends payable to holders of the Class A Common Stock of record as of any date or time prior to the close of business on the Mandatory Conversion Date. Prior to the close of business on the Mandatory Conversion Date, shares of Class A Common Stock issuable upon conversion of, or other securities issuable upon conversion of, any shares of Series B Preferred Stock shall not be deemed outstanding for any purpose, and Holders shall have no rights with respect to the Class A Common Stock or other securities issuable upon conversion (including voting rights, rights to respond to tender offers for the Class A Common Stock or other securities issuable upon conversion and rights to receive any dividends or other distributions on the Common Stock or other securities issuable upon conversion) by virtue of holding shares of Series B Preferred Stock.

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(c)          No allowance or adjustment, except pursuant to Section 10, shall be made with respect to Holders of Series C Preferred Stock or the Class B Common Stock into which the shares of Series C Preferred Stock are converted, relating to dividends payable to holders of the Class B Common Stock of record as of any date or time prior to the close of business on the Mandatory Conversion Date. Prior to the close of business on the Mandatory Conversion Date, shares of Class B Common Stock issuable upon conversion of, or other securities issuable upon conversion of, any shares of Series C Preferred Stock shall not be deemed outstanding for any purpose, and Holders shall have no rights with respect to the Class B Common Stock or other securities issuable upon conversion (including voting rights, rights to respond to tender offers for the Class B Common Stock or other securities issuable upon conversion and rights to receive any dividends or other distributions on the Common Stock or other securities issuable upon conversion) by virtue of holding shares of Series C Preferred Stock.

(d)          The Person or Persons entitled to receive shares of the Class A Common Stock and/or cash, securities or other property issuable upon conversion of outstanding Series B Preferred Stock shall be treated for all purposes as the record holder(s) of such shares of Class A Common Stock and/or securities as of the close of business on the Mandatory Conversion Date. A Holder may by written notice designate the name in which shares of Class A Common Stock and/or cash, securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon conversion of shares of Series B Preferred Stock should be registered or paid or the manner in which such shares should be delivered. In the absence of such written notice, the Corporation shall be entitled to register and deliver such shares, and make such payment, in the name of the Holder and in the manner shown on the records of the Corporation or, if the shares of Series B Preferred Stock are then held by book-entry with DTC or any successor Depositary, through book-entry transfer through the Depositary.

(e)          The Person or Persons entitled to receive shares of the Class B Common Stock and/or cash, securities or other property issuable upon conversion of outstanding Series C Preferred Stock shall be treated for all purposes as the record holder(s) of such shares of Class B Common Stock and/or securities as of the close of business on the Mandatory Conversion Date. A Holder may by written notice designate the name in which shares of Class B Common Stock and/or cash, securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon conversion of shares of Series C Preferred Stock should be registered or paid or the manner in which such shares should be delivered. In the absence of such written notice, the Corporation shall be entitled to register and deliver such shares, and make such payment, in the name of the Holder and in the manner shown on the records of the Corporation or, if the shares of Series C Preferred Stock are then held by book-entry with DTC or any successor Depositary, through book-entry transfer through the Depositary.

(f)          Although conversions of shares of Series B Preferred Stock and Series C Preferred Stock into Class A Common Stock and Class B Common Stock, respectively, are automatic as provided in Section 8(a) and (b), the mechanical issuance of shares of Class A Common Stock and Class B Common Stock will occur on the Mandatory Conversion Date as follows:

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(i)          On the Mandatory Conversion Date, shares of Class A Common Stock and/or cash, securities or other property issuable upon conversion of outstanding Series B Preferred Stock shall be issued to Holders of Series B Preferred Stock or their designee upon presentation and surrender of the certificate evidencing the Series B Preferred Stock to the Conversion Agent, if shares of the Series B Preferred Stock are held in certificated form, and, if required, the furnishing of appropriate endorsements and transfer documents and the payment of all transfer and similar taxes. If a Holder’s interest is a beneficial interest in shares of Series B Preferred Stock held by book-entry with the Depositary, a book-entry transfer through the Depositary will be made by the Conversion Agent upon compliance with the Depositary’s procedures.

(ii)         On the Mandatory Conversion Date, shares of Class B Common Stock and/or cash, securities or other property issuable upon conversion of outstanding Series C Preferred Stock shall be issued to Holders of Series C Preferred Stock or their designee upon presentation and surrender of the certificate evidencing the Series C Preferred Stock to the Conversion Agent, if shares of the Series C Preferred Stock are held in certificated form, and, if required, the furnishing of appropriate endorsements and transfer documents and the payment of all transfer and similar taxes. If a Holder’s interest is a beneficial interest in shares of Series C Preferred Stock held by book-entry with the Depositary, a book-entry transfer through the Depositary will be made by the Conversion Agent upon compliance with the Depositary’s procedures.

Section 10.         Anti-Dilution Adjustments.

(a)          The Conversion Rate shall be subject to the following adjustments:

(i)          Stock Dividends and Distributions. If the Corporation pays dividends or other distributions on its Common Stock in shares of Common Stock, then the Conversion Rate in effect immediately prior to the Ex-Date for such dividend or distribution will be multiplied by the following fraction:

OS1 / OS2

Where:

•	OS1 means the sum of the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such dividend or distribution plus the total number of shares of Common Stock constituting such dividend or distribution; and

•	OS2 means the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such dividend or distribution.

(ii)         Subdivisions, Splits and Combination of the Common Stock. If the Corporation subdivides, splits or combines the shares of Common Stock, then the Conversion Rate in effect immediately prior to the effective date of such share subdivision, split or combination will be multiplied by the following fraction: OS1/OS2. Where:

•	OS1 means the number of shares of Common Stock outstanding immediately after the effective time of such share subdivision, split or combination; and

•	OS2 means the number of shares of Common Stock outstanding immediately prior to the effective time of such share subdivision, split or combination.

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(iii)        Issuance of Stock Purchase Rights. If the Corporation issues to all or substantially all holders of the shares of Common Stock rights or warrants (other than rights or warrants issued pursuant to a dividend reinvestment plan or share purchase plan or other similar plans) entitling them to subscribe for or purchase the shares of Common Stock at less than the Current Market Price on the date fixed for the determination of shareholders entitled to receive such rights or warrants, then the Conversion Rate in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

(OS0 + X) / (OX0 +Y)

Where:

•	OS0 means the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such distribution;

•	X means the total number of shares of Common Stock issuable pursuant to such rights or warrants; and

•	Y means the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the Current Market Price.

To the extent that such rights or warrants described in this clause (iii) are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Conversion Rate shall be readjusted to such Conversion Rate that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered (but giving effect to any intervening adjustments that may have been made with respect to the Conversion Rate). In determining the aggregate price payable for such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration (if other than cash, to be determined in good faith and in a reasonable manner by the Board of Directors). If an adjustment to the Conversion Rate is required under this clause (iii), delivery of any additional shares of Common Stock that may be deliverable upon conversion as a result of an adjustment required under this clause (iii) shall be delayed to the extent necessary in order to complete the calculations provided in this clause (iii).

(iv)        Debt or Asset Distributions. If the Corporation distributes to all or substantially all holders of shares of Common Stock evidences of indebtedness, shares of capital stock, securities, cash or other assets (excluding any dividend or distribution referred to in clause (i) of this Section 10(a), any rights or warrants referred to in clause (iii) of this Section 10(a), any dividend or distribution paid exclusively in cash, any consideration payable in connection with a tender or exchange offer made by the Corporation or any of its subsidiaries, and any dividend of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of certain spin-off transactions as described below) (such evidences of indebtedness, shares of capital stock, securities, cash or other assets, the “Distributed Property”), then the Conversion Rate in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

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SPO / (SPO-FMV)

Where:

•	SPO means the Current Market Price per share of Common Stock on such date; and

•	FMV means the fair market value of the portion of the distribution applicable to one share of Common Stock on such date as determined in good faith and in a reasonable manner by the Board of Directors;

provided that, if “FMV” as set forth above is equal to or greater than “SPO” as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall receive on the date on which the Distributed Property is distributed to holders of Common Stock, for each share of Series B Preferred Stock and Series C Preferred Stock, the amount of Distributed Property such Holder would have received had such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Date for such distribution, subject to the rights of the holders of the TARP Preferred Stock.

In a “spin-off,” where the Corporation makes a distribution to all or substantially all holders of shares of Common Stock consisting of capital stock of any class or series, or similar equity interests of, or relating to, a subsidiary or other business unit, the Conversion Rate will not be adjusted, but in lieu of such adjustment each Holder shall receive the same distribution as a holder of Common Stock would as though such Holder’s shares of Series B Preferred Stock or Series C Preferred Stock had been converted into such number of shares of Class A Common Stock or Class B Common Stock that such Holder’s shares would then be convertible assuming the Shareholder Approvals had been previously received, subject to the rights of the holders of the TARP Preferred Stock.

If an adjustment to the Conversion Rate is required under this clause (iv), delivery of any additional shares of Common Stock that may be deliverable upon conversion as a result of an adjustment required under this clause (iv) shall be delayed to the extent necessary in order to complete the calculations provided for in this clause (iv).

(v)         Cash Distributions. If the Corporation makes a distribution consisting exclusively of cash to all or substantially all holders of the Common Stock (excluding any cash that is distributed in a Reorganization Event or as part of a “spin-off” referred to in clause (iv) of this Section 10(a), any dividend or distribution in connection with the Corporation’s liquidation, dissolution or winding up, and any consideration payable in connection with a tender or exchange offer made by the Corporation or any of its subsidiaries), then in each event, the Conversion Rate in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

SPO / (SPO-DIV)

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Where:

•	SPO means the Closing Price per share of Common Stock on the Ex-Date; and

•	DIV means the amount per share of Common Stock of the dividend or distribution, as determined pursuant to the following paragraph.

Notwithstanding the foregoing, if “DIV” as set forth above is equal to or greater than “SP0” as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive on the date on which the relevant cash dividend or distribution is distributed to holders of Common Stock, for each share of Series B Preferred Stock or Series C Preferred Stock held, the amount of cash such Holder would have received had such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Date for such distribution, subject to the rights of the holder(s) of the TARP Preferred Stock.

(vi)        Self Tender Offers and Exchange Offers. If the Corporation or any of its subsidiaries successfully completes a tender or exchange offer for the Common Stock where the cash and the value of any other consideration included in the payment per share of the Common Stock exceeds the Closing Price per share of the Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer, then the Conversion Rate in effect at the close of business on such immediately succeeding Trading Day will be multiplied by the following fraction:

[AC + (SPO X OS1)] / (OS2 x SPO)

Where:

•	AC means the aggregate cash and fair market value of the other consideration payable in the tender or exchange offer, as determined in good faith and in a reasonable manner by the Board of Directors;

•	SPO means the Closing Price per share of Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer;

•	OS1 means the number of shares of Common Stock outstanding immediately after the expiration of the tender or exchange offer, giving effect to consummation of the acquisition of all shares validly tendered or exchanged (and not withdrawn) in connection with such tender or exchange; and

•	OS2 means the number of shares of Common Stock outstanding immediately prior to the expiration of the tender or exchange offer, including any shares validly tendered and not withdrawn.

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In the event that the Corporation, or one of its subsidiaries, is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Corporation, or such subsidiary, is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall be readjusted to be such Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made (but giving effect to any intervening adjustments that may have been made with respect to the Conversion Rate). Except as set forth in the preceding sentence, if the application of this clause (vi) to any tender offer or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this clause (vi). If an adjustment to the Conversion Rate is required under this clause (vi), delivery of any additional shares of Common Stock that may be deliverable upon conversion as a result of an adjustment required under this clause (vi) shall be delayed to the extent necessary in order to complete the calculations provided for in this clause (vi).

(vii)       Rights Plans. To the extent that the Corporation has a rights plan in effect with respect to the Common Stock on the Mandatory Conversion Date (a “Rights Plan”), Holders will receive, in addition to the shares of Class A Common Stock and Class B Common Stock, respectively, the rights under the Rights Plan, unless, prior to such Mandatory Conversion Date, the rights have separated from the shares of Common Stock, in which case the Conversion Rate will be adjusted at the time of separation as if the Corporation had made a distribution to all holders of the Common Stock as described in clause (iv) of this Section 10(a), subject to readjustment in the event of the expiration, termination or redemption of such rights.

(viii)      Other Issuances of Additional Stock.

(A)         For so long as any share of Series B Preferred Stock or Series C Preferred Stock remains outstanding, if the Corporation shall issue (or be deemed to have issued), after the date of filing of this Certificate of Designation (the “Filing Date”), any Additional Stock without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to the issuance of such Additional Stock, the Conversion Price in effect immediately prior to each such issuance of Additional Stock shall forthwith (except as otherwise provided in this subsection (viii)) be adjusted to a price equal to (calculated to the nearest cent) the product obtained by multiplying the Conversion Price in effect immediately prior to such issuance of Additional Stock by a fraction, the numerator of which is equal to the sum of (x) the total number of shares of Common Stock outstanding (including any shares of Common Stock previously deemed to have been issued pursuant to subsection (viii)(E)(1) or (2) of this Section 10 (to the extent not actually issued)) immediately prior to such issuance of Additional Stock plus (y) the number of shares of Common Stock that the aggregate consideration received by the Corporation for such issuance of Additional Stock would purchase at the Conversion Price in effect immediately prior to such issuance of Additional Stock, and the denominator of which is equal to the sum of (x) the total number of shares of Common Stock outstanding (including any shares of Common Stock previously deemed to have been issued pursuant to subsection (viii)(E)(1) or (2) of this Section 10 (to the extent not actually issued)) immediately prior to such issuance of Additional Stock plus (y) the number of shares of Additional Stock issued. In the event that the Corporation issues or sells, or is deemed to have issued or sold, Additional Stock (the “First Dilutive Issuance”), then in the event that the Corporation issues or sells, or is deemed to have issued or sold, Additional Stock other than the First Dilutive Issuance as a part of the same transaction or series of related transactions as the First Dilutive Issuance (a “Subsequent Dilutive Issuance”), then and in each such case upon a Subsequent Dilutive Issuance, the Conversion Price shall be reduced to the Conversion Price that would have been in effect had the First Dilutive Issuance and each Subsequent Dilutive Issuance all occurred on the closing date of the First Dilutive Issuance.

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(B)         Except to the limited extent provided for in subsections (viii)(E)(3) or (4), no adjustment of the Conversion Price pursuant to this subsection (viii) shall have the effect of increasing any such Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

(C)         In the case of the issuance of Additional Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

(D)         In the case of the issuance of Additional Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith and in a reasonable manner by the Board of Directors irrespective of any accounting treatment.

(E)         In the case of the issuance (whether before, on or after the Filing Date) of (i) options to purchase or rights to subscribe for Common Stock, (ii) securities by their terms convertible into or exchangeable for Common Stock or (iii) options to purchase or rights to subscribe for securities by their terms convertible into or exchangeable for Common Stock, the following provisions shall apply for all purposes of this subsection (viii):

(1)         The aggregate maximum number of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential anti-dilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections (viii)(C) and (D)) if any, received by the Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential anti-dilution adjustments) for the Common Stock covered thereby.

(2)         The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including without limitation, the passage of time, but without taking into account potential anti-dilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation (without taking into account potential anti-dilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections (viii)(C) and (D)).

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(3)         In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Corporation upon exercise of such options or rights or upon conversion of or exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Conversion Price, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

(4)         Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

(5)         The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to subsections (viii)(E)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection (viii)(E)(3) and (4).

(F)         “Additional Stock” shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection (viii)(E) of this Section 10) by the Corporation after the Filing Date for so long as any shares of Series B Preferred Stock or Series C Preferred Stock remain outstanding, other than:

(1)         shares of Common Stock or Common Stock Equivalents issued pursuant to an event or transaction described in Sections 10(a)(i) to (vii);

(2)         shares of Common Stock issued pursuant to an event or transaction described in Section 10(e) (exceptions to adjustment of Conversion Price);

(3)         shares of Class A Common Stock issued or issuable upon conversion of shares of Series B Preferred Stock and shares of Class B Common Stock issued or issuable upon conversion of shares of Series C Preferred Stock;

(4)         shares of Common Stock issued (or deemed to have been issued pursuant to subsection (viii)(E) of this Section 10(a)) in connection with a Reorganization Event.

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(b)          With the approval of the Holders of at least two-thirds (2/3) of the shares of Series B Preferred Stock and Series C Preferred Stock (determined on an as-converted into Common Stock basis) at the time outstanding, the Corporation may make such increases in the Conversion Rate, in addition to any other increases required by this Section 10, if the Board of Directors deems it to be in the best interests of the Corporation or otherwise advisable to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of shares of Common Stock (or issuance of rights or warrants to acquire shares of Common Stock) or from any event treated as such for income tax purposes or for any other reason.

(c)          All adjustments to the Conversion Rate shall be calculated to the nearest 1/10,000th of a share of Common Stock. No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent thereof; provided, however, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided further that on the Mandatory Conversion Date or any other conversion date, adjustments to the Conversion Rate will be made with respect to any such adjustment carried forward and which has not been taken into account before such date.

(d)          No adjustment to the Conversion Rate shall be made if Holders may participate in the transaction that would otherwise give rise to an adjustment, as a result of holding the Series B Preferred Stock or Series C Preferred Stock, without having to convert the Series B Preferred Stock or Series C Preferred Stock, as if they held the full number of shares of Class A Common Stock or Class B Common Stock into which a share of the Series B Preferred Stock or Series C Preferred Stock may then be converted.

(e)          The Conversion Rate shall not be adjusted:

(i)          upon the issuance of any shares of the Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii)         upon the issuance of any shares of the Common Stock or rights, options or warrants to purchase those shares pursuant to any employment benefit, incentive or compensation plans of the Corporation or any of its subsidiaries;

(iii)        upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date shares of the Series B Preferred Stock and Series C Preferred Stock were first issued;

(iv)        for a change in the par value or no par value of the Common Stock;

(v)         for accrued and unpaid dividends on the Series B Preferred Stock; or

(vi)        for accrued and unpaid dividends on the Series C Preferred Stock.

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(f)          Whenever the Conversion Rate is to be adjusted in accordance with Section 10(a) or Section 10(b), the Corporation shall: (i) as soon as practicable following the occurrence of an event that requires an adjustment to the Conversion Rate pursuant to Section 10(a) or Section 10(b), taking into account the one percent threshold set forth in Section 10(c) (or if the Corporation is not aware of such occurrence, as soon as practicable after becoming so aware), provide, or cause to be provided, a written notice to the Holders of the occurrence of such event; and (ii) as soon as practicable following the determination of the revised Conversion Rate in accordance with Section 10(a) or Section 10(b), provide, or cause to be provided, a written notice to the Holders setting forth in reasonable detail the method by which the adjustment to the Conversion Rate was determined and setting forth the revised Conversion Rate. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

Section 11.         Voting Rights. Neither the Holders of Series B Preferred Stock nor the Holders of Series C Preferred Stock shall have any voting rights except as set forth in this Section 11 or as otherwise from time to time required by the NCBA.

(a)          Series B Voting Rights.

(i)          Subject to Section 11(c) and (e) so long as any shares of Series B Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by the NCBA, the vote or consent of the Holders of at least two-thirds (2/3) of the outstanding shares of Series B Preferred Stock at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(A)         Authorization of Senior Stock. Any amendment or alteration of the Articles of Incorporation (including by means of a merger or otherwise) to authorize or create, or increase the authorized amount of, any shares of any specific class or series of capital stock of the Corporation ranking senior to the Series B Preferred Stock with respect to either or both the payment of dividends or the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

(ii)         Subject to Section 11(c) and (e) so long as any shares of Series B Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by the NCBA, the vote or consent of all of the Holders of the outstanding shares of Series B Preferred Stock at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(A)         Amendment of Articles of Incorporation. Any amendment, alteration or repeal of any provision of the Articles of Incorporation (including by means of a merger or otherwise) that significantly and adversely affects the special rights, preferences, privileges or voting powers of the Series B Preferred Stock; provided, however, that for all purposes of this Section 11(a), (1) any increase in the amount of the Corporation’s authorized but unissued shares of Series B Preferred Stock, (2) any increase in the amount of the Corporation’s authorized or issued Series C Preferred Stock, and (3) to the extent allowed by the NCBA, the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock of the Corporation ranking equally with or junior to the Series B Preferred Stock either or both with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon the liquidation, dissolution or winding up of the Corporation, will not be deemed to significantly and adversely affect the special rights, preferences, privileges or voting powers of the Series B Preferred Stock.

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(b)          Series C Voting Rights.

(i)          Subject to Section 11(d) and (e) so long as any shares of Series C Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by the NCBA, the vote or consent of the Holders of at least two-thirds (2/3) of the outstanding shares of Series C Preferred Stock at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(A)         Authorization of Senior Stock. Any amendment or alteration of the Articles of Incorporation (including by means of a merger or otherwise) to authorize or create, or increase the authorized amount of, any shares of any specific class or series of capital stock of the Corporation ranking senior to the Series C Preferred Stock with respect to either or both the payment of dividends or the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

(ii)         Subject to Section 11(d) and (e) so long as any shares of Series C Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by the NCBA, the vote or consent of all of the Holders of the outstanding shares of Series C Preferred Stock at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(A)         Amendment of Articles of Incorporation. Any amendment, alteration or repeal of any provision of the Articles of Incorporation (including by means of a merger or otherwise) that significantly and adversely affects the special rights, preferences, privileges or voting powers of the Series C Preferred Stock; provided, however, that for all purposes of this Section 11(b), (1) any increase in the amount of the Corporation’s authorized but unissued shares of Series C Preferred Stock, (2) any increase in the amount of the Corporation’s authorized or issued Series B Preferred Stock, and (3) to the extent allowed by the NCBA, the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock of the Corporation ranking equally with or junior to the Series C Preferred Stock either or both with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon the liquidation, dissolution or winding up of the Corporation, will not be deemed to significantly and adversely affect the special rights, preferences, privileges or voting powers of the Series C Preferred Stock.

(c)          Series B Change for Clarification. Without the consent or vote of the Holders of the Series B Preferred Stock, so long as such action does not adversely affect the special rights, preferences, privileges or voting powers, of the Series B Preferred Stock, the Corporation may amend, alter, supplement or repeal any terms of the Articles of Incorporation:

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(i)          to cure any ambiguity, or to cure, correct or supplement any provision contained in this Certificate of Designation that may be ambiguous, defective or inconsistent; or

(ii)         to make any provision with respect to matters or questions relating to the Series B Preferred Stock or Series C Preferred Stock that is not inconsistent with the provisions of this Certificate of Designation.

(d)          Series C Change for Clarification. Without the consent or vote of the Holders of the Series C Preferred Stock, so long as such action does not adversely affect the rights, preferences, privileges or voting powers of the Series C Preferred Stock, the Corporation may amend, alter, supplement or repeal any terms of the Articles of Incorporation:

(i)          to cure any ambiguity, or to cure, correct or supplement any provision contained in this Certificate of Designation that may be ambiguous, defective or inconsistent; or

(ii)         to make any provision with respect to matters or questions relating to the Series B Preferred Stock or Series C Preferred Stock that is not inconsistent with the provisions of this Certificate of Designation.

(e)          Common Stock Articles of Amendment. Without the consent or vote of the Holders of the Series B Preferred Stock and Series C Preferred Stock, the Corporation may amend, alter, supplement or repeal the Articles of Incorporation as anticipated pursuant to the Common Stock Articles of Amendment.

(f)          Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the Holders of Series B Preferred Stock or any meeting of Holders of Series C Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at any such meeting, the obtaining of written consents and any other aspect or matter with regard to any such meeting or such consents shall be governed by any rules the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Articles of Incorporation, the Bylaws, the NCBA and any national securities exchange or other trading facility, if any, on which the Common Stock is listed or traded at the time.

Section 12.         Reorganization Events.

(a)          In the event of:

(i)          any merger of the Corporation with or into another Person, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Corporation or another Person,

(ii)         any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Corporation, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Corporation or another Person,

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(iii)        any reclassification of the Common Stock into securities including securities other than the Common Stock (other than pursuant to the Common Stock Articles of Amendment),

(iv)        any statutory exchange of the outstanding shares of Common Stock for securities of another Person (other than in connection with a merger or acquisition) (any such event specified in clauses (i) through (iv), a “Reorganization Event”), each share of Series B Preferred Stock and each share of Series C Preferred Stock outstanding immediately prior to such Reorganization Event shall, at the option of the Holder, either convert into the securities, cash and other property receivable in such Reorganization Event by the Holder (excluding the counterparty to the Reorganization Event or an affiliate of such counterparty) of that number of shares of Common Stock determined by assuming each of the outstanding shares of Series B Preferred Stock and Series C Preferred Stock were converted immediately prior to the Reorganization Event at the Conversion Rate (such securities, cash and other property, the “Exchange Property”) plus an amount in cash equal to any accrued and unpaid dividends on each such share of Series B Preferred Stock or share of Series C Preferred Stock as applicable, or be entitled to receive liquidating distributions in accordance with Section 5 as if such Reorganization Event were a liquidation of the Corporation.

(b)          In the event that holders of the shares of Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the Holders shall likewise be allowed to make such an election.

(c)          The above provisions of this Section 12 shall similarly apply to successive Reorganization Events and the provisions of Section 10 shall apply to any shares of capital stock of the Corporation (or any successor) received by the holders of the Common Stock in any such Reorganization Event.

(d)          The Corporation (or any successor) shall, within seven (7) days of the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 12.

(e)          The Corporation shall not enter into any agreement for a transaction constituting a Reorganization Event unless such agreement provides for or does not interfere with or prevent (as applicable) conversion of the Series B Preferred Stock and Series C Preferred Stock into the Exchange Property in a manner that is consistent with and gives effect to this Section 12.

Section 13.         Fractional Shares.

(a)          No fractional shares of Class A Common Stock or Class B Common Stock will be issued as a result of any conversion of shares of Series B Preferred Stock or Series C Preferred Stock, respectively.

(b)          In lieu of any fractional share of Class A Common Stock or Class B Common Stock otherwise issuable in respect of any mandatory conversion pursuant to Section 8, the Holder shall be entitled to receive an amount in cash (computed to the nearest cent) equal to the same fraction of the Closing Price of the Common Stock determined as of the second Trading Day immediately preceding the Mandatory Conversion Date.

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(c)          If more than one share of the Series B Preferred Stock or Series C Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full shares of or Class A Common Stock or Class B Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series B Preferred Stock or Series C Preferred Stock, as applicable, so surrendered.

Section 14.         Reservation of Common Stock.

(a)          The Corporation shall at all times reserve and keep available out of its authorized and unissued Class A Common Stock and Class B Common Stock, solely for issuance upon the conversion of shares of Series B Preferred Stock and Series C Preferred Stock as provided in this Certificate of Designation (assuming the receipt of Shareholder Approvals), free from any preemptive or other similar rights, such numbers of shares of Class A Common Stock and Class B Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series B Preferred Stock and Series C Preferred Stock then outstanding. For purposes of this Section 14(a), the number of shares of Class A Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series B Preferred Stock and the number of shares of Class B Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series C Preferred Stock shall be computed, in each such case, as if at the time of computation all such outstanding shares were held by a single Holder and there was no regulatory impediment to such conversion.

(b)          All shares of Class A Common Stock and Class B Common Stock delivered upon conversion of the Series B Preferred Stock and the Series C Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable and free and clear of all liens, claims, security interests and encumbrances.

(c)          Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Series B Preferred Stock and Series C Preferred Stock, the Corporation shall use its reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority or seek an exemption therefrom.

Section 15.         Limitations on Beneficial Ownership and Dividends.

(a)          Notwithstanding anything to the contrary contained herein, if, as of the Mandatory Conversion Date, the conversion of the Series B Preferred Stock would result in the Holder thereof (together with its BHC Affiliates) owning or controlling in the aggregate more than a 9.9% Voting Ownership Interest, excluding for the purpose of this calculation any reduction in ownership resulting from transfers by such Holder and its BHC Affiliates of Voting Securities of the Corporation (the “Voting Conversion Limit”), then in lieu of issuing shares of Class A Common Stock in excess of the Voting Conversion Limit (the “Excess Voting Shares”) upon conversion to such Holder, the Corporation shall issue to such Holder a number of shares of Class B Common Stock equal to the number of Excess Voting Shares (in addition to the shares of Class A Common Stock that can be issued to such Holder without violating the Voting Conversion Limit).

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(b)          Notwithstanding anything to the contrary contained herein, if, as of the Mandatory Conversion Date, the conversion of the Series B Preferred Stock and the Series C Preferred Stock would result in the Holder thereof (together with its BHC Affiliates) owning or controlling in the aggregate more than 33.3% of the Corporation’s total equity, excluding for the purpose of this calculation any reduction in ownership resulting from transfers by such Holder and its BHC Affiliates of equity securities of the Corporation (the “Total Conversion Limit”), then such shares of Series B Preferred Stock and/or Series C Preferred Stock owned by such Holder shall not be converted on such the Mandatory Conversion Date to the extent such conversion would result in such Holder and its BHC Affiliates owning or controlling in the aggregate equity securities in excess of the Total Conversion Limit (for the avoidance of doubt, thereby permitting conversion of shares up to but not exceeding the Total Conversion Limit); provided that shares of Series B Preferred Stock shall be converted first to the maximum extent permissible hereunder. Each share of Series B Preferred Stock or Series C Preferred Stock that is not converted on the Mandatory Conversion Date due to the Total Conversion Limit shall remain outstanding and shall be automatically converted into Class A Common Stock at the Conversion Rate, immediately upon a transfer of such Series B Preferred Stock or Series C Preferred Stock to a transferee pursuant to a Permitted Transfer.

(c)          Notwithstanding any other provision of this Certificate of Designation, following the Mandatory Conversion Date, no dividends shall accrue on outstanding shares of Series B Preferred Stock or Series C Preferred Stock; provided, however, in the event that dividends or distributions are declared and paid by the Board of Directors on outstanding shares of Common Stock, each outstanding share of Series B Preferred Stock or Series C Preferred Stock shall be entitled to the same aggregate dividends or distributions as equals the dividend or distribution per share of Common Stock times the number of whole shares of Common Stock into which a share of Series B Preferred Stock or Series C Preferred Stock is convertible as of the record date for the dividend or distribution on the shares of Common Stock.

Section 16.         Transfer Agent, Registrar, Paying Agent and Conversion Agent. The duly appointed Transfer Agent, Registrar, paying agent and Conversion Agent for the Series B Preferred Stock and the Series C Preferred Stock shall initially be Computershare Trust Company, N.A. The Corporation may, in its sole discretion, remove the Transfer Agent, Registrar, paying agent and Conversion Agent; provided that the Corporation shall appoint a successor who shall accept such appointments prior to the effectiveness of such removal.

Section 17.         Miscellaneous. All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) Business Days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate of Designation) with postage prepaid, addressed: (i) if to the Corporation, to the principal executive office of the Corporation or to the Transfer Agent at its principal office in the United States of America, or other agent of the Corporation designated as permitted by this Certificate of Designation, or (ii) if to any Holder or holder of shares of Series B Preferred Stock, Series C Preferred Stock, Common Stock, Class A Common Stock or Class B Common Stock, as the case may be, to such Holder at the address of such Holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Series B Preferred Stock, Series C Preferred Stock, Common Stock, Class A Common Stock or Class B Common Stock, as the case may be), or (iii) to such other address as the Corporation or any such Holder, as the case may be, shall have designated by notice similarly given.

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